EXHIBIT 31.1

SECTION 302 CERTIFICATION

I, Kent J. Thiry, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of DaVita Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ KENT J. THIRY
Kent J. Thiry
Chief Executive Officer

Date: December 29, 2011